[Arbor Realty Trust, Inc.]

Contacts:                                  Investors:
Arbor Realty Trust, Inc.                   Stephanie Carrington
Paul Elenio, Chief Financial Officer       The Ruth Group
516-506-4422                               646-536-7017
pelenio@arbor.com                          scarrington@theruthgroup.com

Media:
Bonnie Habyan, SVP of Marketing
516-506-4615
bhabyan@arbor.com


              Arbor Realty Trust Reports First Quarter 2008 Results

First Quarter Highlights:

      -     Net income of $12.7 million, or $0.62 per diluted common share
      - Adjusted book value per share of $23.61 and GAAP book value per share of $17.85 (1)
      -     Adjusted net income increased $2.0 million, or 19% from 1Q07 (1)
      -     Declared quarterly dividend of $0.62 per share
      -     Recorded $3.0 million in loan loss reserves

Uniondale, NY, May 2, 2008 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the quarter ended March 31, 2008. Arbor reported net income for the quarter of $12.7 million, or $0.62 per diluted common share, compared to net income for the quarter ended March 31, 2007 of $16.8 million, or $0.97 per diluted common share. Excluding $6.1 million of net income from the On the Avenue transaction, net income for the quarter ended March 31, 2007 was $10.7 million, or $0.62 per diluted common share.(1)

The net balance in the loan and investment portfolio was $2.6 billion at March 31, 2008 and December 31, 2007. The average balance of the loan and investment portfolio during the first quarter of 2008 was also $2.6 billion and the average yield on these assets for the quarter was 8.35%, compared to $2.7 billion and 8.95% for the fourth quarter of 2007.

-----------
(1.) See attached supplemental schedule of non-GAAP financial measures on page 7 & 8.

Arbor Realty Trust Reports First Quarter 2008 Results
May 2, 2008

At March 31, 2008, the balance of debt financing on the loan and investment portfolio was $2.2 billion, a decrease of 3% from December 31, 2007. The average balance of debt financing on the loan and investment portfolio during the first quarter of 2008 was $2.2 billion and the average cost of these borrowings was 5.64%, compared to $2.3 billion and 6.51% for the fourth quarter of 2007.

For the first quarter 2008, Arbor's manager, Arbor Commercial Mortgage, LLC, earned $1.7 million of incentive compensation. Arbor Commercial Mortgage, LLC intends to exercise its option to receive 50% of the incentive compensation in shares of Arbor Realty Trust's common stock.

Financing Activity

As previously disclosed, a $100 million committed financing facility, with approximately $23.3 million outstanding at December 31, 2007, matured in December 2007 and was scheduled for repayment by June 2008. During the first quarter, this facility was repaid in full.

During the quarter, the Company was notified that no further advances could be taken under a $100 million repurchase agreement with another financial institution. The facility matures in September 2008 and under the terms of the repurchase agreement, the facility will be paid in its entirety by December 2008. At March 31, 2008, the outstanding balance under this facility was $44.5 million.

As of March 31, 2008, Arbor's financing facilities for its loan and investment portfolio totaled approximately $2.5 billion and borrowings outstanding under such facilities were $2.2 billion.

Portfolio Activity

During the quarter, Arbor originated six new loans and investments totaling $122 million. Of the new loans and investments, three were bridge loans totaling $72 million, two were mezzanine loans totaling $15 million, and one was a junior participating interest totaling $35 million.

During the quarter, eight loans paid off on properties that were either sold or refinanced outside of Arbor with an outstanding balance of $165 million and five loans were either refinanced or modified with Arbor during the quarter totaling $119 million, of which three loans totaling $74 million were scheduled to repay during the quarter.

Arbor Realty Trust Reports First Quarter 2008 Results
May 2, 2008

In addition, six loans totaling approximately $155 million were extended during the quarter in accordance with the extension options of the corresponding loan agreements.

At March 31, 2008, the loan and investment portfolio unpaid principal balance was $2.6 billion with a weighted average current interest pay rate of 7.56%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled $2.2 billion, with a weighted average interest rate of 4.81% excluding financing and interest rate swap costs.

Arbor's loan portfolio at March 31, 2008 consisted of 33% fixed-rate and 67% variable rate loans.

As previously disclosed, in the first quarter of 2008 the Lake in the Woods property was sold and the Company provided the new sponsor with a $45.0 million first mortgage with a maturity of February 2013. This loan represents a modification to the previous $45.0 million of loans and investments on the property which the Company recorded a $1.0 million loan loss reserve against in 2007. The new sponsor funded $3.9 million of equity including a $2.6 million interest and capital expenditure reserve. As a result of this transaction, the Company charged-off $1.0 million against the allowance for loan losses and incurred an additional loss of $0.2 million, which was recorded in selling and administrative expense during the first quarter of 2008.

During the first quarter, the Company recorded $3.0 million in loan loss reserves, representing new reserves related to three loans with an aggregate outstanding principal balance of approximately $70.2 million. The loan loss reserves were the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, values and the operating status of these properties. At March 31, 2008, the Company's total loan loss reserves were $4.5 million relating to four loans with an aggregate outstanding principal balance of approximately $84.1 million.

As of March 31, 2008, one of the four loans reserved for, with an outstanding principal balance of approximately $5.0 million, had been classified as non-performing. Income recognition has been suspended and will resume when the loan becomes contractually current and performance has recommenced. In April 2008, the Company took control of this asset, via a UCC foreclosure sale of the entity that owned the equity interest in the property securing this loan.

Recent Developments

Arbor Realty Trust Reports First Quarter 2008 Results
May 2, 2008

The Company has a $70.4 million bridge loan on a land development project in New York City located at 303 East 51st Street. This loan has an initial maturity date of May 2008 with one six month extension option and an interest rate of Libor plus 4.25% with a Libor floor of 5.32%. On March 15, 2008, there was a tragic construction accident related to the development of this project and a stop work order has been issued by the city of New York for an undeterminable amount of time. As a result, effective April 1, 2008, the Company will not record interest income on this loan until it is received. The property did not sustain significant damage. The principal amount of this loan is not deemed to be impaired at this time and no loan loss reserve has been recorded to date.

As disclosed in an amended 13D filing on April 24, 2008, the Company reached an agreement with CBRE Realty Finance, Inc. not to initiate a proxy fight and withdraw the Company's slate of director nominees. CBRE has agreed to allow Arbor to participate in a sale process, if there is one, within the next twelve months.

Dividend

As previously announced, the Board of Directors declared a dividend of $0.62 per share for the quarter ended March 31, 2008, to be paid on May 27, 2008 to shareholders of record on May 15, 2008.

Equity Participation Interests

Attached as an exhibit to this press release is a schedule of certain data pertaining to the Company's investments with equity participation interests. During the quarter, the Company received a distribution of $0.3 million from its 25% profits interest in Richland Terrace Apartments, which was recorded as interest income. The distribution was the result of a refinance of the outstanding indebtedness of the property. In addition, as a result of the sale and modification of the Lake in the Woods loans, the Company no longer retains a profits interest in the property.

Earnings Conference Call

Management will host a conference call today at 8:30 a.m. EDT. A live webcast of the conference call will be available online at www.arborrealtytrust.com. Web participants are encouraged to go to Arbor's Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable without charge at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 770-7051 for domestic callers and
(617) 213-8064 for international callers. The participant passcode for both is 47138725.

Arbor Realty Trust Reports First Quarter 2008 Results
May 2, 2008

After the live webcast, the call will remain available on Arbor's Web site, www.arborrealtytrust.com through May 16, 2008. In addition, a telephonic replay of the call will be available until May 9, 2008. The replay dial-in number is
(888)  286-8010 for domestic  callers and (617)  801-6888.  Please use passcode:
86855412.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 11 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor's Annual Report on Form 10-K for the year ended December 31, 2007 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports First Quarter 2008 Results
May 2, 2008

                   ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS

                                                                        Quarter Ended
                                                                          March 31,
                                                                 -------------------------
                                                                    2008          2007
                                                                 -----------   -----------
                                                                 (Unaudited)   (Unaudited)
Revenue:
Interest income                                                  $55,416,330   $66,460,653
Other income                                                          20,693         6,170
                                                                 -----------   -----------
  Total revenue                                                   55,437,023    66,466,823
                                                                 -----------   -----------
Expenses:
Interest expense                                                  31,304,099    32,112,519
Employee compensation and benefits                                 1,977,343     1,730,355
Selling and administrative                                         1,538,066     1,221,372
Provision for loan losses                                          3,000,000          --
Management fee - related party                                     2,579,433     4,873,682
                                                                 -----------   -----------
  Total expenses                                                  40,398,941    39,937,928
                                                                 -----------   -----------
Income before income from equity affiliates,
      minority interest and provision for income taxes            15,038,082    26,528,895
Income from equity affiliates                                           --            --
                                                                 -----------   -----------
Income before minority interest
   and provision for income taxes                                 15,038,082    26,528,895
Income allocated to minority interest                              2,333,290     3,680,314
                                                                 -----------   -----------
Income before provision for income taxes                          12,704,792    22,848,581
Provision for income taxes                                              --       6,085,000
                                                                 -----------   -----------
Net income                                                       $12,704,792   $16,763,581
                                                                 ===========   ===========
Basic earnings per common share                                  $      0.62   $      0.98
                                                                 ===========   ===========
Diluted earnings per common share                                $      0.62   $      0.97
                                                                 ===========   ===========
Dividends declared per common share                              $      0.62   $      0.60
                                                                 ===========   ===========
Weighted average number of shares of common stock outstanding:
  Basic                                                           20,571,780    17,183,318
                                                                 ===========   ===========
  Diluted                                                         24,403,381    21,029,957
                                                                 ===========   ===========


Arbor Realty Trust Reports First Quarter 2008 Results
May 2, 2008

                   ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

              SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
                                  (Unaudited)

                                                            Quarter Ended
                                                              March 31,
                                                      --------------------------
                                                         2008           2007
                                                      -----------    -----------
Total revenue, GAAP basis                             $55,437,023    $66,466,823

Subtract: On the Avenue transaction                          --       15,997,843
                                                      -----------    -----------
Total revenue, as adjusted                            $55,437,023    $50,468,980
                                                      ===========    ===========
Net income, GAAP basis                                $12,704,792    $16,763,581

Subtract: On the Avenue transaction                          --        6,099,372
                                                      -----------    -----------
Net income, as adjusted                               $12,704,792    $10,664,209
                                                      ===========    ===========
Diluted earnings per common share, GAAP basis         $      0.62    $      0.97
                                                      ===========    ===========
Diluted earnings per common share, as adjusted        $      0.62    $      0.62
                                                      ===========    ===========
Diluted weighted average shares outstanding            24,403,381     21,029,957
                                                      ===========    ===========

a.) Given the magnitude of the On the Avenue transactions, Arbor has elected to report adjusted revenues, net income and earnings per share for the affected periods to help ensure the comparability of the reporting periods. Management considers these non-GAAP financial measures to be effective indicators, for both management and investors, of Arbor's financial performance. Arbor's management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Arbor Realty Trust Reports First Quarter 2008 Results
May 2, 2008

                   ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                                  (Unaudited)

                                                                     March 31, 2008
                                                                      ------------
GAAP Stockholders' Equity                                             $367,879,894

Add: 450 West 33rd Street transaction - deferred revenue                77,123,133
       Unrealized loss on derivative instruments                        60,541,776

Subtract: 450 West 33rd Street transaction - prepaid management fee     19,047,949
                                                                      ------------
Adjusted Stockholders' Equity                                         $486,496,854
                                                                      ============
Adjusted book value per share                                         $      23.61
                                                                      ============
GAAP book value per share                                             $      17.85
                                                                      ============
Common shares outstanding                                               20,606,107
                                                                      ============



b.) Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd
Street transaction on the company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor's financial performance. Arbor's management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Arbor Realty Trust Reports First Quarter 2008 Results
May 2, 2008

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                     March 31,        December 31,
                                                                                       2008               2007
                                                                                ---------------    ---------------
                                                                                   (Unaudited)         (Audited)
Assets:
Cash and cash equivalents                                                       $    12,961,360    $    22,219,541
Restricted cash                                                                      76,570,283        139,136,105
Loans and investments, net                                                        2,577,429,004      2,592,093,930
Available-for-sale securities, at fair value                                         11,846,043         15,696,743
Investment in equity affiliates                                                      29,465,190         29,590,190
Prepaid management fee - related party                                               19,047,949         19,047,949
Other assets                                                                         94,970,403         83,709,076
                                                                                ---------------    ---------------
   Total assets                                                                 $ 2,822,290,232    $ 2,901,493,534
                                                                                ===============    ===============
Liabilities and Stockholders' Equity:
Repurchase agreements                                                           $   196,995,819    $   244,937,929
Collateralized debt obligations                                                   1,132,829,000      1,151,009,000
Junior subordinated notes to subsidiary trust issuing
preferred
securities                                                                          276,055,000        276,055,000
Notes payable                                                                       599,303,222        596,160,338
Due to related party                                                                  1,964,256          2,429,109
Due to borrowers                                                                     11,869,828         18,265,906
Deferred revenue                                                                     77,123,133         77,123,133
Other liabilities                                                                    90,740,091         67,395,776
                                                                                ---------------    ---------------
   Total liabilities                                                              2,386,880,349      2,433,376,191
                                                                                ---------------    ---------------
Minority interest                                                                    67,529,989         72,854,258
Stockholders' equity:
Preferred stock, $0.01 par value: 100,000,000 shares
authorized;
3,776,069 shares issued and outstanding                                                  37,761             37,761
Common stock, $0.01 par value: 500,000,000 shares
authorized;
20,885,507 shares issued, 20,606,107 shares outstanding at March 31, 2008 and
20,798,735 shares issued, 20,519,335 shares
outstanding at December 31, 2007                                                        208,855            207,987
Additional paid-in capital                                                          372,670,690        365,376,136
Treasury stock, at cost - 279,400 shares                                             (7,023,361)        (7,023,361)
Retained earnings                                                                    65,591,339         65,665,951
Accumulated other comprehensive loss                                                (63,605,390)       (29,001,389)
                                                                                ---------------    ---------------
Total stockholders'equity                                                           367,879,894        395,263,085
                                                                                ---------------    ---------------
Total liabilities and stockholders' equity                                      $ 2,822,290,232    $ 2,901,493,534
                                                                                ===============    ===============

Arbor Realty Trust Reports First Quarter 2008 Results
May 2, 2008

                            Arbor Realty Trust, Inc.
                     Summary of Equity and Profit Interests
                        (all dollar amounts in thousands)
                                    Unaudited

                     Initial ART
                        Invest-   Invest- Current               Approximate
                         ment      ment  Cash Equity              Square
    Name                Amount     Date  Investment  Profit %     Footage

    80 Evergreen          $384     3Q03     $201     12.50%         77,680

    930 Flushing         1,126     3Q03      375     12.50%        304,080

    Prime Portfolio      2,100     4Q03        -      7.50%      6,700,000

    Prime Portfolio                            -     16.67%      6,700,000

    450 W. 33rd St       1,500     4Q03    1,137      0.58% (1)  1,746,734

    823 Park Avenue          -     3Q04        -     20.00%         52,374

    York Avenue            540     3Q04        -      8.70%         45,200

    Toy Building        10,000     2Q05    5,720     10.00%        320,000

    Homewood Mtn Resort      -     2Q06        -     25.60%          1,224 (3)

    Richland Terrace
     Apartments              -     3Q06        -     25.00%        342,152

    Ashley Court
     Apartments              -     3Q06        -     25.00%        177,892

    Nottingham Village       -     1Q07        -     25.00%        285,900

    Extended Stay
     Hotel Portfolio         -     2Q07  115,000     16.17%            684 (4)

    Alpine Meadows      13,220     3Q07   13,220     39.00%          2,163 (3)

    St. John's
     Development           500     4Q07      500     50.00%             23 (3)


                                                      Current
                      Property                      Debt Balance
    Name                Type            Location     on Property   Comments

    80 Evergreen      Warehouse       Brooklyn, NY     $4,800

    930 Flushing      Warehouse       Brooklyn, NY     24,851     Property
                                                                  refinanced
                                                                  July 2005

    Prime Portfolio   Retail Outlets  Multi-state   1,200,700     Properties
                                                                  refinanced


    Prime Portfolio   Retail Outlets  Multi-state           -     All equity
                                                                  returned to
                                                                  investors

    450 W. 33rd St    Office          New York City   517,000

    823 Park Avenue   Conversion      New York City    59,322     Condo
                                                                  conversion -
                                                                  investment
                                                                  held in
                                                                  Taxable REIT
                                                                  Subsidiary
                                                                  ("TRS")

    York Avenue       Conversion      New York City    32,000     Property
                                                                  refinanced
                                                                  Dec 2005

    Toy Building      Conversion      New York City   343,400 (2) Condo
                                                                  conversion -
                                                                  investment
                                                                  held in
                                                                  Taxable REIT
                                                                  Subsidiary
                                                                  ("TRS")

    Homewood Mtn                                                  Profits
     Resort           Land            Homewood, CA    101,086     interest
                                                                  held in TRS
    Richland
     Terrace
     Apartments       Multi Family    Columbia, SC      9,140

    Ashley Court
     Apartments       Multi Family    Fort Wayne, IN    5,452

    Nottingham
     Village          Multi Family    Indianapolis, IN  6,626

    Extended Stay                                                 Preferred
     Hotel Portfolio  Hotel           Multistate    7,400,000     return of
                                                                  12% on
                                                                  equity

    Alpine Meadows    Land            Alpine Meadows,             Preferred
                                       CA              30,500     return of
                                                                  18% on
                                                                  equity

    St. John's
     Development      Land            Jacksonville,
                                       FL              25,000

(1) Represents approximately 29% of the 2% retained interest in the property. In addition, Arbor has approximately 29% of a 50% interest in the property's air rights.
(2) Debt balance represents anticipated debt financing required to complete condominium conversion project.
(3)   Amount represents approximate acreage of property.
(4) Amount represents approximately 684 properties in 44 states and Canada with approximately 76,000 rooms.